UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2013

RMG NETWORKS HOLDING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Central Expressway Suite 175 Plano, TX	75074
(Address of Principal Executive Offices)	(Zip Code)

(972) 543-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2013, RMG Networks Holding Corporation (the “Company”) entered into an employment agreement with William Cole, the Company’s Chief Financial Officer, effective as of August 1, 2013. This employment agreement supersedes Mr. Cole’s prior employment agreement with Symon Communications, Inc. Pursuant to the employment agreement, Mr. Cole has agreed to serve as the Company’s Chief Financial Officer for a one year term commencing on August 1, 2013, subject to extension by mutual agreement of us and Mr. Cole. Under the employment agreement, Mr. Cole is entitled to receive an annual salary of $275,000 per year. Mr. Cole will also be entitled to an annual bonus of up to $120,000 based on the Company’s achievement of certain earnings before interest, taxes and depreciation targets to be established by the Company’s Board of Directors on an annual basis.

The employment agreement will automatically terminate upon Mr. Cole’s death and will be terminable at the option of the Company for “cause” or if Mr. Cole becomes “disabled” (each as defined in the employment agreement). If the Company terminates the employment agreement without “cause,” the Company will be obligated to pay to Mr. Cole all accrued but unpaid salary and benefits and a pro-rated bonus for the year in which such termination occurs and will be required to continue to pay Mr. Cole’s base salary for a period of six months following his termination date. If the employment agreement terminates due to Mr. Cole’s death or disability, the Company will be obligated to pay to Mr. Cole all accrued but unpaid salary and benefits and a pro-rated bonus for the year in which such termination occurs. The payment of any severance benefits under the employment agreement will be subject to Mr. Cole’s execution of a release of all claims against the Company on or before the 21st day following his separation from service.

The employment agreement contains customary confidentiality provisions, which apply both during and after the term of the employment agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the employment agreement and for one year thereafter.

A copy of the employment agreement with Mr. Cole is filed herewith as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of August 1, 2013, by and between RMG Networks Holding Corporation and William Cole.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 30, 2013

RMG NETWORKS HOLDING CORPORATION

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President, Strategy and Business Operations

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of August 1, 2013, by and between RMG Networks Holding Corporation and William Cole.

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